Exhibit 99.1

SmartFinancial, Inc. Joins Nasdaq Capital Market

KNOXVILLE, TN – December 22, 2015 — SmartFinancial, Inc. (“SmartFinancial”; Nasdaq: SMBK), which primarily operates through its subsidiaries SmartBank and Cornerstone Community Bank, announces it began trading on the Nasdaq Capital Market on Monday, December 21, 2015 under the ticker symbol SMBK.

On September 1, 2015, SmartFinancial, Inc. announced the completion of its merger with Cornerstone Bancshares, Inc., parent company of Cornerstone Community Bank. The company plans to merge SmartBank and Cornerstone Community Bank in the first quarter of 2016. As of September 30, 2015, SmartFinancial had $1 billion in total assets, and the two subsidiary banks had 12 full-service branch locations in East Tennessee and the Florida Panhandle markets.

“Since our founding in 2007, SmartBank has developed a unique culture that includes a dynamic banking platform, an emphasis on strategic branching and a disciplined approach to lending,” said Billy Carroll, SmartFinancial, Inc. President and CEO. “Becoming publicly traded on the Nasdaq is certain to create an even better value for our shareholders, clients and associates alike.”

“We are thrilled where this unique partnership is taking us. Being listed on Nasdaq’s Capital Market is a major milestone in our story that is currently unfolding, and is something that we are extremely proud of,” said Miller Welborn, SmartFinancial, Inc. Chairman. “This opportunity will ultimately better position us to grow in our markets and will create a greater value for our shareholders.”

About SmartFinancial, Inc.

SmartFinancial, Inc., based in Knoxville, Tennessee, is the bank holding company for SmartBank and Cornerstone Community Bank. SmartBank is a full-service commercial bank founded in 2007, with seven branches and one loan production office spanning East Tennessee and the Florida Panhandle. More information about SmartFinancial can be found on its website: www.smartbank.com. Cornerstone Community Bank is a full-service commercial bank founded in 1996, with five branches throughout the Chattanooga MSA and one loan production office in Dalton, Georgia. Cornerstone Community Bank specializes in providing customized financial solutions for businesses and consumers, by offering a comprehensive range of products and services designed to help companies and individuals build strong financial foundations. More information about Cornerstone Community Bank can be found on its website: www.cscbank.com.

This release contains forward-looking statements. SmartFinancial cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: changes in management’s plans for the future, prevailing economic and political conditions, particularly in our market area; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services and other factors that may be described in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

In addition to these risks, acquisitions and business combinations present risks other than those presented by the nature of the business acquired. Acquisitions and business combinations may be substantially more expensive to complete than originally anticipated, and the anticipated benefits may be significantly harder—or take longer—to achieve than expected. As regulated financial institutions, our pursuit of attractive acquisition and business combination opportunities could be negatively impacted by regulatory delays or other regulatory issues. Regulatory and/or legal issues related to the pre-acquisition operations of an acquired or combined business may cause reputational harm to SmartFinancial following the acquisition or combination, and integration of the acquired or combined business with ours may result in additional future costs arising as a result of those issues.

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, SmartFinancial assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Source

SmartFinancial, Inc.

Investor Contacts

SmartFinancial, Inc.

Billy Carroll

President & CEO

865.868.0613

Frank Hughes

Executive Vice President

Investor Relations

423.385.3009

Media Contact

Kelley Fowler

First Vice President, Public Relations & Marketing

SmartBank

865.868.0611

kfowler@smartbank.net